Exhibit 99.1

Quorum Health Corporation Receives Court Approval to

Complete Prepackaged Recapitalization Plan

BRENTWOOD, Tenn. (June 29, 2020) – Quorum Health Corporation (the “Company”) has received Court approval of its prepackaged plan to recapitalize the business. The decision paves the way for the Company to complete its financial reorganization and successfully emerge from Chapter 11. The Company expects the Court to enter the final order soon and expects to emerge from bankruptcy in early July.

Upon emergence, Quorum Health will reduce its debt by approximately $500 million.

“We are pleased to reach this important milestone, which allows our company to begin a new chapter with the flexibility and resources to continue supporting our community hospitals as they serve on the frontlines of this pandemic and beyond,” said Marty Smith, Quorum Health executive vice president and chief operating officer. “We are grateful for the confidence of our financial stakeholders and partners, as well as our dedicated employees and physicians, and look forward to building on the significant progress we have made in strengthening our operations in recent years.”

Additional information can be accessed by visiting Quorum Health’s website at QuorumForward.com or calling Quorum Health’s Restructuring Hotline, toll-free in the U.S. at (866) 977-0859, or (503) 597-7702 for calls originating outside of the U.S. Court filings and other documents related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/Quorum.

About Quorum Health Corporation

Quorum Health Corporation is an operator of general acute care hospitals and outpatient services in the United States. Through its subsidiaries, the Company owns, leases or operates a diversified portfolio of 22 affiliated hospitals in rural and mid-sized markets located across 13 states with an aggregate of 1,817 licensed beds. The Company also operates Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business. More information about Quorum Health Corporation can be found at www.quorumhealth.com.

Forward-Looking Statements

This release contains forward-looking statements that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to implement the plan of reorganization effectively; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; the length of time the Company will continue to operate under the supervision of the Bankruptcy Court; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s financial restructuring; and the effects and the length of the 2019 novel coronavirus (COVID-19) pandemic as well as other risk factors set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including any amendments to those reports) filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.

Contacts:

Rosemary Plorin

Lovell Communications

rosemary@lovell.com

Phone: 615-750-9025